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RECOTON(R)                                            RECOTON CORPORATION
                                                      2950 LAKE EMMA ROAD
                                                      LAKE MARY, FLORIDA 32746
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To the Shareholders of Recoton Corporation:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation (the "Company"), which will be held in Conference Room C, 11th Floor of the Chase Manhattan Bank, 270 Park Avenue, New York, New York on Wednesday, June 11, 1997 at 2:00 p.m., for the following purposes:

         (1)      To elect four directors for a term of three years;

         (2)      To ratify the appointment of Cornick, Garber & Sandler,
                  LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          A telephone conference connection will be made available at the Company's Florida facilities, 2950 Lake Emma Road, Lake Mary, Florida, for shareholders who would care to attend the meeting by phone. Only shareholders of record at the close of business on May 6, 1997 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

          It is important that your shares be represented at the annual meeting regardless of the size of your holdings. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                            By Order of the Board of Directors

                            Stuart Mont
                            Executive Vice President-Operations,
                             Chief Operating Officer, Chief Financial
                             Officer and Secretary
May 8, 1997

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RECOTON(R)                                            RECOTON CORPORATION
                                                      2950 LAKE EMMA ROAD
                                                      LAKE MARY, FLORIDA 32746
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                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 11, 1997


                                 PROXY STATEMENT

                                  INTRODUCTION

          The 1997 Annual Meeting (the "Annual Meeting") of Recoton Corporation (the "Company" or "Recoton") will be held on Wednesday, June 11, 1997, for the purposes and at the time and location set forth in the attached Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment thereof.

          EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING. If a shareholder attends and votes by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date. The accompanying form of proxy properly signed and returned to the Company will be voted in accordance with the instructions thereon. Each such proxy may be revoked at any time prior to the time it is voted at the Annual Meeting by giving notice thereof in writing to the Secretary of the Company.

          This Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting are first being sent or given to shareholders of the Company (the "Shareholders") on or about May 12, 1997.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         The securities entitled to vote at the Annual Meeting consist of shares of Common Stock, $.20 par value per share, of the Company (the "Common Stock"), each of which entitles the holder to one vote. Only holders of Common Stock of record at the close of business on May 8, 1997 are entitled to vote at the Annual Meeting or adjournments thereof. On April 28, 1997, there were 11,392,183 shares of Common Stock outstanding. To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding shares of Common Stock except as otherwise noted on page 16.

         Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law ("BCL"), any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by the BCL or the Company's Certificate of Incorporation with respect to a specific proposal, and the four nominees for Director receiving the highest number of votes will be elected as Directors. For purposes of determining whether a proposal has received a majority of the votes cast, where a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum. Where, however, the BCL requires the approval of a majority of outstanding shares for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

          The 12 directors of the Company are divided into classes having staggered terms of three years. At the Annual Meeting, four persons are to be elected, each for a three-year term expiring in 2000. It is intended that the persons named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring in 2000 (or for substitute nominees in the event of contingencies not known at present) unless the Shareholders submitting proxies specify otherwise. The other directors will continue in office for the remainder of their respective terms as indicated below.

          Each of the nominees named below has served as a director during the fiscal year ended December 31, 1996 except Stephen Chu, who was first elected to the Board on January 17, 1997. Certain data with respect to each nominee and each director, including age as of the date of this proxy statement, follows. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.

          The Board of Directors unanimously recommends that Shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 2000. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

Name and Position                             Business Experience,
With the Company                              Directorships and Age

                       NOMINEES FOR TERMS EXPIRING IN 2000

Herbert H. Borchardt                          Director of Recoton since 1945.
  Co-Chairman and Director                    Chairman and Chief Executive
                                              Officer from 1976 until 1992,
                                              Co-Chief Executive Officer from
                                              1992 until June 1996 and
                                              Co-Chairman since 1992. Age: 91

Stephen Chu                                   Director of Recoton since January
  Director                                    1997.  President and Director of
                                              STD Holding Limited, a Hong Kong
                                              subsidiary of the Company, and of
                                              its various subsidiaries, since
                                              September 1990.  STD was acquired
                                              by the Company in September 1995.
                                              Age: 40.

Ronald E. McPherson                           Director of Recoton since 1969.
  Director                                    Vice President and  Secretary from
                                              1964 until his retirement in 1989.
                                              Age: 67

Peter Wish                                    Director of Recoton since 1969.
  Executive Vice President-                   Executive Vice President from
  Administration and Director                 1976 until 1992 and Executive Vice
  and Director                                President-Administration since
                                              1992. Age: 61


                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

Robert L. Borchardt                           Director of Recoton since 1964.
  Co-Chairman, President, Chief               Chief Operating Officer from 1976
  Executive Officer and Director              to December 1993, President since
                                              1976, Co-Chairman since 1992,
                                              Co-Chief Executive Officer from
                                              1992 until June 1996 and Chief
                                              Executive Officer since June 1996.
                                              Age: 59

Stuart Mont                                   Director of Recoton since 1975.
  Executive Vice                              Vice President and Treasurer from
  President-Operations, Chief                 prior to 1987 until 1989, Senior
  Operating Officer, Chief                    Vice President from 1989 until
  Financial Officer, Secretary                1992, Secretary since 1989,
  and Director                                Executive Vice President-
                                              Operations since 1992, Chief
                                              Financial Officer since 1992 and
                                              Chief Operating Officer since
                                              1993.  Age: 56

George Calvi                                  Director of Recoton since 1984.
  Director                                    Vice President from 1978 until
                                              1988, Senior Vice President-Sales
                                              and  Marketing from 1988 until
                                              1992 and Executive Vice
                                              President-Sales and Marketing from
                                              1992 until October 1996.  Age: 46


Paul E. Feffer                                Director of Recoton since June
  Director                                    1996.  Chairman of Feffer
                                              Consulting Co., Inc., an
                                              international media consulting
                                              firm, since 1991 and a consultant
                                              to Merck & Company's publishing
                                              division.  He founded Feffer and
                                              Simons Inc. in 1955, which was
                                              sold to Doubleday & Co. in 1962
                                              (where he remained as President of
                                              the subsidiary Feffer and Simons
                                              until 1986) and was Chairman of
                                              Baker & Taylor International, a
                                              subsidiary of W. R. Grace & Co.,
                                              from 1987 until 1991.  Feffer &
                                              Simons and Baker & Taylor
                                              specialized in international
                                              publishing and book and magazine
                                              distribution to overseas markets
                                              for U.S. publishers.  Age: 75

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

Irwin S. Friedman                             Director of Recoton since 1982.
  Director                                    President, Chief Executive
                                              Officer and principal shareholder
                                              of I. Friedman Equities, Inc., a
                                              corporate financial consulting
                                              firm, for more than the past five
                                              years.  Age: 63

Joseph M. Idy                                 Director of Recoton since 1990.
  Director                                    Stockbroker and  money manager at
                                              PaineWebber, Inc. (Senior Vice
                                              President since 1989) for more
                                              than the past five years. Age: 56

Joseph H. Massot                              Director of Recoton since 1985.
  Principal Accounting Officer,               Controller and Assistant
  Vice President, Treasurer,                  Treasurer from 1978 until 1989,
  Assistant Secretary and                     Principal Accounting Officer,
  Director                                    Vice President and Treasurer since
                                              1989 and Assistant Secretary
                                              since 1983.  Age: 52

Robert G. Shaw                                Director of Recoton since August
  Vice President and Director                 1996.  Vice President of Recoton
                                              since August 1996.  President and
                                              a director of Recoton Audio
                                              Corporation (f/k/a International
                                              Jensen Incorporated) (RAC) since
                                              June 1994 (RAC was acquired by
                                              the Company in August 1996).
                                              President, Director and sole
                                              stockholder of International
                                              Jensen Incorporated (f/k/a IJI
                                              Acquisition Corp.) (IJI) since
                                              January 1996 (RAC sold its
                                              original equipment manufacturing
                                              business to IJI at the time of
                                              RAC's acquisition by the Company).
                                              Mr. Shaw is also a director of
                                              Gibraltar Packaging Group, Inc.,
                                              a manufacturer and marketer of
                                              printed paperboard packaging, and
                                              a trustee of Beloit College.
                                              Age: 56.

          Robert L. Borchardt may be deemed to be a control person of Recoton; Robert L. Borchardt is the son of Herbert H. Borchardt.

BOARD COMMITTEES

          The Board has standing Compensation and Audit Committees but does not have nominating committee. It also appoints the members of committees constituted under stock compensation plans.

          Compensation Committee. The Compensation Committee, currently composed of Messrs. Feffer, Friedman, Idy and McPherson (none of whom is an employee of the Company), met once in 1996. Its function is to review compensation issues; approve salaries and review benefit programs for the executive officers; review and recommend incentive compensation (including stock compensation) plans; and approve any employment contracts with, or other contractual benefits for, executive officers.

          Audit Committee. The audit committee, currently composed of Messrs. Feffer, Friedman, Idy and McPherson, met once in 1996. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

          Committees Under Stock Compensation Plans. The Company's Stock Option Committee, currently composed of Messrs. Idy and Feffer, met five times in 1996. It makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation 1982 Stock Option Plan, Nonqualified Stock Option Plan and 1991 Stock Option Plan. The Stock Bonus Committee, currently composed of Messrs. Feffer, Idy and McPherson, did not meet in 1996. It makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation Stock Bonus Plan.

COMPENSATION OF DIRECTORS; ATTENDANCE

          During 1996, none of the directors who are employees of the Company received any compensation in addition to his regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who was not an employee of the Company received an annual retainer of $10,000 in 1996 and was reimbursed for expenses, if any, incurred in attending meetings. (See "Certain Relationships and Related Transactions" transactions with directors or their affiliates for services other than as a director.)

          The Board of Directors held six meetings during the fiscal year ended December 31, 1996. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1996. Directors discharge their responsibilities to the Company not only by attending Board and committee meetings but also through communications with Company management relative to matters in which their expertise and interest are appropriate.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY*

          COMPENSATION PHILOSOPHY

          The philosophy of the Company's executive compensation has been to provide competitive levels of compensation, reward above average overall corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. The Company has not historically determined compensation based on rigid formulas, fixed targets or weighing of specific criteria. Due to the relatively small number of management employees and the level of interinvolvement between staff and management, compensation of executives not subject to employment agreements has been based on management's and the Compensation Committee's subjective informal assessment of each such employee's performance in light of over-all Company performance.

--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          BASE SALARIES

          Base salary compensation for executive officers not the subject of an employment agreement is determined by the potential impact the executive officer has on the Company, the skills and experience required by the position and the level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year as the employee assumes greater levels of responsibility in the Company and to keep pace with inflation. Increases for 1996 reflect both such factors.

          INCENTIVE COMPENSATION

          Annual incentive compensation for executive officers not the subject of an employment agreement is based primarily on corporate operating earnings, but also includes an overall assessment by management and the Committee of each executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial and general management. In fixing incentive compensation in 1996, the Committee took particular note of management's success over the past few years in increasing the Company's revenues but reduced the levels of incentive compensation from the prior two years in light of the reduction in the Company's profits in 1996.

          Factors utilized in determining incentive compensation for the executive officers with respect to 1996 included the continuing increase in net sales of the Company and the increase in responsibilities as a result of the Company's growth. In recent years, the Company has used either cash or awards of treasury stock as incentive compensation. In 1996 such awards were made exclusively in cash.

          STOCK OPTIONS

          The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and to each employee who has worked for the Company a minimum of five years. A general round of option grants was made to key employees in early 1995. In 1996 options were granted to certain newly-hired personnel and pursuant to an employment agreement with Robert L. Borchardt (see "Chief Executive Officers' Compensation" below).

          All options granted have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Stock Option Committee, subject to plan terms. The Board feels that stock ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

          CHIEF EXECUTIVE OFFICERS' COMPENSATION

          Mr. Robert L. Borchardt, currently the Company's Chief Executive Officer, Co-Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. Such agreement provides for a base annual salary of $850,000 which is adjusted annually to reflect the greater of any increase in the consumer price index or 6% ($901,000 effective 1996) and an annual bonus equal to two percent of the Company's net income after taxes for the just- completed year but before deducting the bonus ("Net Income Before Bonus") (but in no event more than two percent of the corresponding Net Income Before Bonus for the prior year) plus five percent of the amount by which such Net Income Before Bonus number for the just-completed year exceeds the Net Income Before Bonus number for the prior year. In addition, the Company granted Mr. Borchardt 100,000 options at the time of contract execution, and 150,000 options in 1996 and agreed to exercise its best efforts to grant the employee during each year of the employment term options on 250 shares for each $10,000 by which the Net Income Before Bonus for each just-completed year exceeds the Net Income Before Bonus for the prior year (commencing with the grant of options on 79,741 shares in 1996 with respect to the growth in Net Income Before Bonus between 1994 and 1995). For a more complete description of the employment agreement with Mr. Robert Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement.

          Mr. Herbert H. Borchardt, Co-Chief Executive Officer until June 1996 and Co-Chairman of the Board, is being compensated pursuant to an employment agreement entered into in 1987 which provides for base compensation which is adjusted annually to reflect changes in the consumer price index (approximately $213,000 effective 1996). His compensation package includes a provision for an annual payment (approximately $177,000 effective 1996) were he to cease in his role of Co-Chairman and become a consultant. The initial salary level (and corresponding level of payment if Mr. Herbert Borchardt were to become a consultant) was based on negotiation between the Company and the employee and approximates the salary level which the employee was receiving at the time of entering into the employment agreement and does not vary based on the Company's performance.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction beginning in 1994 to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Internal Revenue Service released final rules in 1995 implementing the provisions of this statute. In this regard, the Committee continued to review employment arrangements to determine whether any actions with respect to this new limit should be taken by the Company. No executive officer's non-deferred cash compensation was substantially in excess of $1,000,000 in 1996 (Robert L. Borchardt having waived approximately $78,700 of his bonus payable with respect to 1996); it is not anticipated that any executive officer of the Company other than Mr. Robert L. Borchardt would receive any such cash compensation in excess of this limit during 1997 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 1996 the Committee did not take any action to comply with the new limit. Options granted under the Company's 1991 Stock Option Plan qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will consider taking appropriate action if it is warranted in the future, including possible renegotiation of the employment agreement with Mr. Borchardt to conform to the exemptions allowed under the IRS regulations.

          CONCLUSION

          The Committee believes the current compensation structure (namely employment agreements for the Co-Chairmen of the Board and certain officers hired in connection with acquisitions and informal arrangements consisting of base salaries, incentive compensation in the form of cash and stock bonuses and the granting of stock options for the other executive officers) has appropriately compensated its officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

                             Respectfully submitted,

                             For the Compensation Committee:

                                 Paul E. Feffer
                                 Irwin S. Friedman
                                 Joseph M. Idy
                                 Ronald E. McPherson

                             For the Stock Option Committee:

                                 Paul E. Feffer
                                 Joseph M. Idy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Company's Compensation Committee and Stock Option Committees is employed by the Company. Mr. McPherson was an officer and employee of the Company until 1989 and was retained by the Company through December 31, 1993 and a company of which Mr. Friedman is principal was under retainer by the Company as a consultant during 1996 (see "Certain Relationships and Related Transactions"). No director of the Company served, during the last completed fiscal year, as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

COMPENSATION TABLES

          This section of the Proxy Statement discloses fiscal 1996 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Co-Chief Executive Officers ("CEOs") (as of June 1996, the Company commenced to have only one CEO), (ii) the Company's four most highly compensated executive officers other than the CEOs who were serving as executive officers at December 31, 1996, to the extent salary and bonuses exceeded $100,000 and (iii) one person for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not an executive officer at December 31, 1996 (together, these seven persons are sometimes referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

         The following table contains compensation data for the Named Executives for the past three fiscal years:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Long-Term Compensation
                                                                                 -------------------------------------------
                                                                                                              Pay-
                                     Annual Compensation                                     Awards           Outs
                                   -----------------------------------------------------------------------------------------------
                                                            Other              Restricted    Securities       LTIP       All
Name and                                                    Annual             Stock         Underlying       Pay-      Other
Principal                       Salary          Bonus       Compensation       Awards        Options          Outs   Compensation
Position              Year       ($)1            ($)2           ($)3             ($)          (#)4             ($)       ($)5
---------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt,  1996       $947,570        $ 90,000       --               --          229,741         --         $15,322
 Co-Chairman, CEO     1995        899,950         150,000       --               --          250,000         --          14,284
 and President        1994        798,950         250,000       --               --          150,000         --          18,143

Herbert H. Borchardt, 1996        212,950           --          --               --            --            --          54,496
 Co-Chairman          1995        202,587           --          --               --            --            --           8,263
                      1994        197,454           --          --               --            --            --          10,207

Stuart Mont,          1996        182,227         125,000       --               --            --            --          13,873
 Chief Operating      1995        162,241         160,000       --               --           20,000         --           9,327
 Officer, Executive   1994        142,237         140,000       --               --            --            --          14,499
 Vice President-
 Operations and Secretary

Peter Wish,           1996        204,673          90,000       --               --            --            --           6,842
 Executive Vice       1995        200,122         125,000       --               --           10,000         --           6,841
 President-           1994        185,422         125,000       --               --            --            --           8,514
 Adminstration

George Calvi,         1996        192,637          70,000       --               --            --            --           4,123
 Former Executive     1995        167,126         125,000       --               --           10,000         --           4,221
 Vice President-      1994        157,675         125,000       --               --            --            --           6,917
 Sales & Marketing

Dennis Wherry, Senior 1996        139,966          45,000       --               --            --            --           5,074
 Vice President-      1995        131,980          55,000       --               --           10,000         --           4,655
 Operations           1994        135,980          50,000       --               --            --            --           7,553

Craig A. Dykes,       1996         93,681          86,781       --               --            --            --           8,585
 Vice President-      1995         87,692          40,000       --               --            5,000         --           7,565
 Information          1994         81,692          40,000       --               --            --            --          17,230
 Systems

-----------------------------------------------------------------------------------------------------------------------
1    Includes amounts allocated to the executive's deferred
     compensation account for each of 1996, 1995 and 1994 (Mr. R.
     Borchardt:  $49,408, 49,950, and $49,950; Mr. Wish: $14,032,
     $15,482, and $14,782; and Mr. Calvi: $12,507, $13,911, and
     $13,460) (see  "Employment Contracts and Changes-In-Control Arrangements"
     below).

2 Represents bonus awards determined for the performance year indicated, whether paid in such year or paid in the following year.

3 The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.

4    Numbers have been adjusted to reflect stock dividends.

5    Includes for 1996, 1995 and 1994 respectively, (a) the vested portion of the Company's contribution for each such person pursuant to the  Recoton Corporation Employees' Profit Sharing
     Plan (Mr. R. Borchardt: $1,710, $3,009 and $6,368; Mr. H.
     Borchardt: $1,463, $818 and  $5,650; Mr. Mont: $3,650, $3,659
     and $6,489; Mr. Wish: $3,683, $3,682 and $6,489; Mr. Calvi:
     $3,451, $3,490 and $6,489; Mr. Wherry  $4,412, $3,998, and
     $6,489; and Mr. Dykes: $4,412, $3,387 and $5,446; (b) premiums paid by the Company for split dollar insurance  arrangements
     (Mr. R. Borchardt: $10,687, $8,350 and $8,850); (c) premiums paid by the Company for life insurance for the direct or
     indirect benefit of such person over $50,000 in principal
     amount (Mr. R. Borchardt: $2,925, $2,925 and $2,925; Mr. H.
     Borchardt:  $7,445, $7,445 and $4,557; Mr. Mont: $1,890,
     $1,890, and $1,210; Mr. Wish: $3,159, $3,159 and $2,025; Mr.
     Calvi: $672, $731 and  $428; Mr. Wherry ($662, $657 and $397);
     and Mr. Dykes:  $91, $123 and $123; (d) the value of interest assumed by the Company on  relocation and other loans for Mr.
     Mont ($8,333, $3,778 and $6,800); Mr. Wherry ($667 in 1994);
     and Mr. Dykes ($4,082, $4,055 and  $11,661); and (e) payment of medical expenses pursuant to an employment agreement with Mr.
     H. Borchardt ($45,588 in 1996).
------------------------------------------------------------------------------

                              OPTION GRANTS IN 1996

          The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1996 (the Company has not granted any stock appreciation rights -- "SARs"):

-------------------------------------------------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                              FOR OPTION TERM1
-------------------------------------------------------------------------------------------------------------------------
                                               Percent
                           Number of           of Total
                           Securities          Options
                           Underlying          Granted
                            Options            to Employees      Exercise
                            Granted            in Fiscal         Price          Expiration
Name                          (#)2              Year             ($/Share)3      Date                5%($)           10%($)
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt         150,000             52.7%             $16.75          1/23/06         $1,580,098        $4,004,278
Robert L. Borchardt          79,741             28.0%              18.75          3/14/06            940,288         2,382,874
Herbert H. Borchardt          -0-                 NA                NA               NA               NA                NA
Stuart Mont                   -0-                 NA                NA               NA               NA                NA
Peter Wish                    -0-                 NA                NA               NA               NA                NA
George Calvi                  -0-                 NA                NA               NA               NA                NA
Dennis Wherry                 -0-                 NA                NA               NA               NA                NA
Craig A. Dykes                -0-                 NA                NA               NA               NA                NA
-----------------------------------------------------------------------------------------------------------------------------------
1    Executives may not sell or assign any stock grants, which
     have value only to the extent of stock price appreciation, which will  benefit all shareholders commensurately.  The
     amounts set forth are based on assumed appreciation rates
     of 5% and 10% as  prescribed by the Securities and Exchange
     Commission rules and are not intended to forecast future
     appreciation, if any, of the  stock price.  The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will  determine with
     reasonable accuracy a present value based on future unknown or volatile factors.  Actual gains, if any, on stock
     option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall
     stock  market conditions.  There can be no assurance that
     the amounts reflected in this table will be achieved.

2 The options for 150,000 shares fully vested on July 24, 1996 and the options for 79,741 shares fully vested on September 15, 1996.

3    The exercise price is equal to the fair market value of the Company's
     Common Stock on the date of the grant.
-----------------------------------------------------------------------------------------------------------------

                      Aggregated Option Exercises in 1996
                        and 1996 Year-End Option Values

          The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1996 and unexercised options held at year-end (as noted above, the Company has no outstanding SARs):

                                                           Number of Unexercised                  Value of Unexercised
                                                           Securities Underlying                  In-the-Money Options
                                                           Options at at 12/31/96                 12/31/96 ($)1
----------------------------------------------------------------------------------------------------------------------------
                                                Value
                       Shares Acquired        Realized
Name                   on Exercise (#)           ($)1        Exercisable      Unexercisable     Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt        133,334         $1,902,176        557,175          207,900          $1,547,674            $-0-
Herber H. Borchardt           NA                NA              NA               NA                 NA                NA
Stuart Mont                   NA                NA            44,168           25,000             361,326            3,157
Peter Wish                    NA                NA            22,435           17,000              94,645            3,157
George Calvi                24,834           287,068          26,000           17,000             210,345            3,157
Dennis Wherry                 NA                NA             8,750           12,500               2,368            1,579
Craig A. Dykes                NA                NA             7,800            6,400              38,407              842

----------------------------------------------------------------------------------------------------------------
1    Market value of underlying securities at exercise or year
     end, as applicable, minus the exercise price.  The per
     share closing sale  price on the Nasdaq Stock Exchange on
     December 31, 1996 was $14.9375.  Certain options granted in
     1994, 1995 and 1996 were excluded since they were not in the money at year-end.
----------------------------------------------------------------------------------------------------------------

Employment Contracts and Change-In-Control Arrangements

          GENERAL. The Company is party to various employment and consulting agreements with certain of the Named Executives as described below. These agreements have been filed with the SEC as exhibits to the Company's periodic filings, to which all of the following descriptions are subject.

          ROBERT L. BORCHARDT EMPLOYMENT AGREEMENT. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, currently its Chief Executive Officer, Co- Chairman of the Board and President, for a ten year term. The agreement automatically is renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew. Such agreement provides for a base annual salary of $850,000 which is to be adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($901,000 effective 1996) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus ("Net Income Before Bonus") (but in no event more than two percent of the corresponding Net Income Before Bonus for the prior year) plus five percent of the amount by which such Net Income Before Bonus number for the just-completed year exceeds the Net Income Before Bonus number for the prior year. Mr. Borchardt waived the right to receive certain portions of his 1995 and 1996 bonuses. The agreement references option grants to Mr. Borchardt aggregating 250,000 shares during 1995 and 1996 (exercisable at the fair market value as of the grant date) and requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the Net Income Before Bonus for each just-completed year during the contract term exceeds the Net Income Before Bonus for the prior year (exercisable at the fair market value as of the grant date). Mr. Borchardt received options on 79,741 shares in 1996 with respect to the Company's 1995 earnings and no options in 1997 with respect to 1996 earnings. The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares of Company stock registered.

          The agreement is terminable by the Company only for "cause" (as defined). If the Company elects not to renew the agreement at its expiration or if the employee terminates employment at age 65, upon a change of control or for "good reason" (as defined), the employee has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a "change of control" (as defined) during the term of employment or consultancy, the Company is obligated to pay the employee $2 million (subject to cost of living adjustments), the employee would have the right to cause the Company to purchase his shares in the Company and the employee would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If the employee has "good reason" he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at the employee's option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon the employee's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon the employee's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

          HERBERT H. BORCHARDT EMPLOYMENT AGREEMENT. On May 18, 1987, the Company entered into an employment agreement with Herbert H. Borchardt for a period equal to the life of Mr. Borchardt. Pursuant to the agreement, the Company shall pay Mr. Borchardt not less than $150,000 per annum while he is Chairman of the Board (including Co-Chairman) and not less than $125,000 per annum during his life when he is not Chairman of the Board (such sums being subject to increase based on changes in the consumer price index; for the year commencing January 1, 1996 the respective sums were approximately $213,000 and $177,000). In 1997, this agreement was amended to provide that Mrs. Herbert Borchardt would be retained by the Company as a consultant upon the death of Mr. Borchardt so long as she shall live, for which she will receive annual compensation at a rate equal to one-half of the amount which Mr. Borchardt was receiving as a consultant (or would have received were he a consultant), which payment shall be subject to CPI adjustment, and to provide Mrs. Borchardt with hospitalization and major medical benefits comparable to those provided to Mr. Borchardt.

          LIFE INSURANCE. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the "Joint Owners") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on Robert L. Borchardt's life in the aggregate face amount of $2,500,000, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owners. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and the Trudi Borchardt 1994 Family Trust (the "1994 Borchardt Family Trust") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Robert L. Borchardt and Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust.

          DEFERRED COMPENSATION AGREEMENTS. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Robert L. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982, and Mr. Calvi and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1991.

          CHANGE OF CONTROL ARRANGEMENT. Options granted under the Company's 1991 Stock Option Plan may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision. See also the discussion above regarding the Robert L. Borchardt Employment Agreement.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

          SET FORTH BELOW IS A LINE GRAPH AND CHART COMPARING THE YEARLY PERCENTAGE CHANGE IN THE CUMULATIVE TOTAL SHAREHOLDER RETURN (CHANGE IN YEAR-END STOCK PRICE PLUS REINVESTED DIVIDENDS) ON THE COMPANY'S COMMON STOCK WITH THE CUMULATIVE TOTAL RETURN OF THE RUSSELL 2000 INDEX (AN INDEX PREPARED BY FRANK RUSSELL & ASSOCIATES COMPOSED OF COMPANIES LISTED ON THE NEW YORK AND AMERICAN STOCK EXCHANGES AND QUOTED ON THE NASDAQ STOCK EXCHANGE ("NASDAQ") BY MARKET CAPITALIZATION BEGINNING WITH THE COMPANY WHICH RANKS 1001 AND ENDING WITH THE COMPANY RANK OF 3000) AND A PEER GROUP FOR THE PERIOD OF FIVE FISCAL YEARS COMMENCING ON DECEMBER 31, 1991 AND ENDING ON DECEMBER 31, 1996. THE GRAPH AND CHART ASSUMES THAT THE VALUE OF THE INVESTMENT IN THE COMPANY'S STOCK AND FOR EACH INDEX WAS $100 ON DECEMBER 31, 1991 AND REFLECTS REINVESTMENT OF DIVIDENDS AND MARKET CAPITALIZATION WEIGHING. THE DOLLAR AMOUNTS INDICATED IN THE GRAPH AND CHART ARE AS OF DECEMBER 31 IN EACH YEAR INDICATED.

--------
 * This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

------------------------------------------------------------------------------
                          Cumulative Total Return ($)
------------------------------------------------------------------------------
Registrant/Index      1991     1992      1993       1994     1995        1996
==============================================================================
Recoton Corporation    100     253       394         513      513         409
------------------------------------------------------------------------------
Peer Group             100     114       189         162      159         145
------------------------------------------------------------------------------
Russell 2000           100     119       141         139      178         207
------------------------------------------------------------------------------

          The common stocks of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Ameriwood Industries International Corp., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp., Harman International Industries Inc., Interactive Network Inc., Polk Audio Inc. and Zenith Electronics Corp. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1996 filing requirements were complied with except that Mr. Feffer's Form 3 was filed late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In August 1996 the Company acquired International Jensen Incorporated (Jensen), a Delaware corporation, by way of merger. Jensen has been renamed Recoton Audio Corporation (Recoton Audio). Immediately prior to such acquisition, Jensen sold its original equipment manufacturing (OEM) business (excluding the related receivables, which were sold to a financial institution) to IJI Acquisition Inc. (IJI Acquisition), a company controlled by Robert G. Shaw, the former Chairman of the Board, President and Chief Executive Officer of Jensen (and the current President of Recoton Audio, a Vice President of the Company and a director of Recoton Audio and the Company) for approximately $8,344,000 with IJI Acquisition also assuming related debt and liabilities. IJI Acquisition was renamed International Jensen Incorporated after the acquisition of Jensen by the Company. IJI Acquisition's sole stockholder is Robert G. Shaw.

          Recoton Audio, the Company and IJI Acquisition are parties to a number of agreements, including a Management Services Agreement, a Supply and Services Agreement, a Shared Facilities Agreement, a Non-Competition Agreement and a License Agreement. Pursuant to the Management Services Agreement, which has an initial term of one year and is automatically renewed unless otherwise terminated, Mr. Shaw and certain other employees of the Company are authorized to perform various managerial and administrative services for IJI Acquisition during the course of their employment by the Company, for which IJI Acquisition pays Recoton a fee (pursuant to which IJI paid Recoton Audio approximately $98,000 in 1996). The Supply and Services Agreement provides for IJI Acquisition to supply Recoton Audio's requirements for certain products and services for a term of twelve months (pursuant to which Recoton Audio paid IJI Acquisition approximately $1,005,000 in 1996). The Shared Facilities Agreement governs the use of facilities in Schiller Park and Lincolnshire, Illinois leased by Recoton Audio but also used by IJI Acquisition (pursuant to which IJI Acquisition paid Recoton Audio approximately $146,000 in facility fees in 1996 under such agreement); such agreement may be terminated by Recoton Audio or IJI Acquisition at any time on six-month's notice after February 1997. The Non-Competition Agreement provides that Recoton Audio and IJI Acquisition each will not compete in certain areas of each other's business, with certain exceptions. Pursuant to the License Agreement, Recoton Audio has granted IJI Acquisition a ten-year, world-wide royalty-bearing license to use the trademarks of Recoton Audio in OEM business applications in the automotive, truck, recreation vehicle, aircraft or other motorized vehicle markets, for which no royalties were due in 1996.

          In July 1996 Robert L. Borchardt sold 65,000 shares of the Company's Common Stock to the Corporation at $17.75 per share, a price equal to the then-current market value, having previously exercised options to purchase 133,334 shares.

          For services rendered during the fiscal year ended December 31, 1996, the Company paid in 1997 a total of $50,000 to I. Friedman Equities, Inc. ("Equities"), of which Mr. Friedman, a director of the Company, is a principal shareholder for financial consulting services.

         The following directors and executive officers of the Company received loans aggregating in excess of $60,000 outstanding at any time in 1996, their relationship with the Company, the maximum amount borrowed and the outstanding balance as of April 28, 1997:

Person              Relationship                    Maximum         Current
                                                                    Balance
Stuart Mont         Chief Operating                 $357,921        $300,619
                    Officer, Chief Financial
                    Officer, Executive Vice
                    President-Operations, Director

William McGreevy    Vice President-Engineering      $215,450        $215,450

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

          The following table sets forth information, as of April 28, 1997, with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each Named Executive, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all executive officers and directors as a group.

-----------------------------------------------------------------------------
                                                        Amount and Nature
                                                         of Beneficial
                                                          Ownership1
-----------------------------------------------------------------------------
Name and Address of Beneficial Owner2               Number          Percent
-----------------------------------------------------------------------------
Robert L. Borchardt3,4                             2,106,083          17.54%
Herbert H. Borchardt                                   1,667            *
George Calvi4                                         54,608            *
Stephen Chu5                                         199,803           1.75
Craig A. Dykes4                                        8,800            *
Paul E. Feffer                                         1,000            *
Irwin S. Friedman4,6                                  37,500            *
Joseph M. Idy                                         10,000            *
Ronald E. McPherson                                   30,194            *
Joseph H. Massot4                                     43,555            *
Stuart Mont4                                          83,699            *
Robert G. Shaw                                             0            *
Dennis Wherry4                                        10,750            *
Peter Wish4                                           36,341            *
First Pacific Advisors, Inc.7                      1,638,100          14.38
All directors and executive officers               2,681,628          22.00
as a group (20 persons)4
-----------------------------------------------------------------------------
*    Less than 1%
1    Unless it is so stated otherwise, each holder owns the
     reported shares directly and has sole voting and
     dispositive  power with respect to such shares.  The
     number of shares beneficially owned by a person also
     includes all shares  which can be acquired by such
     person within 60 days after April 28, 1997,
     including by way of exercise of  outstanding options.
2    Except as otherwise noted below, the address of all persons is c/o Recoton Corporation, 2950 Lake Emma Road,
     Lake Mary, Florida 32746.  The address of Mr. Chu is
     c/o STD Holding, Unit F-J, 5th Floor, Block 2, Kwai
     Tak  Industrial Centre, Kwai Tak Street, Kwai Chung,
     NT, Hong Kong; the address of Mr. Feffer is 60
     Sutton Place,  New York, NY 10022; the address of
     Mr. Friedman is 730 Fifth Avenue,  New York, New
     York 10019; the address  of Mr. Idy is 440 Royal
     Palm Way, Palm Beach, Florida 33480; the address of
     Mr. Shaw is 25 Tri-State  International Office
     Center, Lincolnshire, IL 60609; and the address of
     Mr. McPherson is 6519 Sweet Maple Lane,  Boca Raton,
     Florida 33433.
3    Includes 319,999 shares held by Mr. R. Borchardt as trustee for his children and 39,909 shares held by Mr. R.
     Borchardt's wife.  Mr. R. Borchardt disclaims
     beneficial ownership of the shares owned by his
     wife.  Also includes  546,666 shares held by a trust
     of which Mr. R. Borchardt and Mr. Irwin Friedman are
     the trustees and of which Mr.  Borchardt is the
     beneficiary (the "Borchardt Trust"), the beneficial
     ownership of which shares may be attributable  to
     Mr. R. Borchardt, 516,393 shares held by a revocable
     living trust of which Mr. R. Borchardt is the sole
     trustee,  19,999 shares held in an individual
     retirement account in Mr. R. Borchardt's name and
     616,225 share subject to  stock options exercisable
     as of April 28, 1997 or within 60 days thereof.
     Excludes 406,092 shares as  to which Mr.  Borchardt
     holds a proxy pursuant to an agreement between the
     Company, Mr. Borchardt, Stephen Chu and other
     shareholders, which shares are to be voted
     consistent with the recommendation of the Board of
     Directors of the  Company, and 30,000 shares held by
     a foundation of which Mr. Borchardt is a director.
4    Includes shares of Common Stock subject to stock options
     exercisable as of April 28, 1997 or within 60 days
     thereof as follows:  Mr. R. Borchardt: 616,225; Mr.
     Calvi: 13,000; Mr. Dykes: 8,800; Mr. Friedman:
     7,500;  Mr. Massot: 27,834; Mr. Mont: 48,168; Mr.
     Wherry: 10,750; Mr. Wish: 20,167; and all executive
     officers and  directors as a group: 795,444.
5    Such shares are subject to an agreement between Mr. Chu,
     the Company, Robert Borchardt and other shareholders
     pursuant to which Mr. Borchardt holds a proxy to vote
     the shares consistent with the recommendation of the
     Board of Directors of the Company.
6    Does not include the shares held by the Borchardt Trust,
     of which Mr. Friedman is a trustee.
7    Based on a Schedule 13G Statement dated February 12,
     1997, and filed with the Securities and Exchange Commission,
     First Pacific Advisors, Inc. had shared voting power with
     respect to 653,100 shares and shared dispositive power with respect to 1,638,100; such shareholder's address is 11400
     West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064.
     The Company cannot determine from such filing if any natural persons control the shares beneficially owned by First
     Pacific Advisors, Inc.
-----------------------------------------------------------------------------


                                   PROPOSAL II
                              SELECTION OF AUDITORS

          Action is to be taken at the Annual Meeting to ratify the selection of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ended December 31, 1997.

          Representatives of Cornick, Garber & Sandler, LLP, which has served as the Company's independent auditors since 1981, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CORNICK, GARBER & SANDLER, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                    OTHER MATTERS TO COME BEFORE THE MEETING

          If any matter not described herein should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.

                            EXPENSES OF SOLICITATION

          The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.

                             SHAREHOLDER'S PROPOSALS

          Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 12, 1998.

                                  MISCELLANEOUS

          Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

          THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996. Such a written request is to be directed to Stuart Mont, Secretary, Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.

                                  By Order of the Board of Directors

                                  Stuart Mont
                                  Executive Vice President-Operations, Chief
                                    Operating Officer, Chief Financial Officer and Secretary


Lake Mary, Florida
May 8, 1997

                               RECOTON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF RECOTON CORPORATION'S BOARD
                                  OF DIRECTORS

          The undersigned hereby appoints Joseph H. Massot and Peter M. Ildau and each of them proxies for the undersigned with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Recoton Corporation, to be held at The Chase Manhattan Bank, 270 Park Avenue, New York, NY, on Wednesday, June 11, 1997 at 2:00 P.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

          Please mark this proxy as indicated on the reverse side to vote on any item. If no directions are given, the proxy will be voted for the election of all listed nominees, in accordance with the Director's recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o ChaseMellon Shareholders Services, Proxy Processing, Church Street Station, P.O. Box 1554, New York, NY 102770-1554 so that your shares can be represented at the meeting.


------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENTS/ADDRESS
BOX ON REVERSE SIDE


                                    (Continued and to be signed on other side)


                             FOLD AND DETACH HERE

                                                                  ----
                                                   Please           X
                                                   mark your      -----
                                                   votes as
                                                   indicated in
                                                   this Sample

The Board of Directors recommends a vote FOR Items 1 and 2, each of which has been proposed by Recoton Corporation.


Proposal 1-ELECTIONS OF DIRECTORS      WITHHELD  Proposal 2 FOR AGAINST ABSTAIN
   Nominee: Herbert h. Borchardt  FOR  FOR ALL   APPROVAL OF
            Stephen Chu                          AUDITORS
            Ronald E. McPherson   / /   /  /                /  /  /  /    /  /
            Peter Wish


WITHHELD FOR:  (Write that nominee's          I PLAN TO ATTEND THE MEETING
name in the space provided below).
                                                                 /  /
                                                                 /  /

----------------------------------

                                             COMMENT/ADDRESS CHANGE
                                             Please mark this box if
                                             you have written comments/address
                                             change on the reverse side.

                                             Receipt is hereby acknowledged of
                                             the Recoton Corporation Notice of
                                             Meeting and Proxy Statement.




Signature____________________Signature_________________Date_________, 1997

Note: Please sign as name appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full tile as such.

                             FOLD AND DETACH HERE